Exhibit 4.01

              Form of Common Share Subscription Agreement - CENCAN
              ----------------------------------------------------

THIS AGREEMENT made on December 19, 2002

BETWEEN:

                  ARCHANGEL DIAMOND CORPORATION
                  a corporation continued under the laws of the Yukon Territory, Canada

                  (the "Company")

AND:

                  CENCAN S.A.,
                  a Luxembourg company

                  (the "Purchaser")

WHEREAS:

A. The Purchaser wishes to subscribe for common shares in the capital stock of the Company (collectively, the "Shares");

B. It is the intention of the parties to this Agreement that this subscription will be made pursuant to appropriate exemptions (the "Exemptions") from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively, the "Securities Laws") of all jurisdictions applicable to this subscription;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged, the parties covenant and agree with each other (the "Agreement") as follows:

1.   Purchase and Sale of Shares

     Subject to the terms and conditions of this Agreement, the Purchaser will subscribe for and purchase from the Company and the Company will issue and sell to the Purchaser 28,000,000 Shares at a price of Cdn$0.10 per Share representing a total purchase price of Cdn$2,800,000 (the "Purchase Price"). The Purchaser acknowledges that the Shares will be issued in connection with the offer and sale (the "Offering") of a total of up to 30,000,000 Shares, for aggregate gross proceeds of up to Cdn$3,000,000, all of which are to be sold by the Company by way of private placement pursuant to the Exemptions.

2.   Closing

     The closing of this transaction (the "Closing") shall take place on December 19, 2002 (the "Closing Date") at the offices of Fasken Martineau DuMoulin LLP, 10 Arthur Street, Fifth Floor, London, England, at 9:00 a.m. local time (or such other date, location or time as may be agreed to by the parties).

3.   Representations and Warranties of the Purchaser

     The Purchaser represents and warrants to the Company, and acknowledges that the Company is relying on these representations and warranties in entering into this Agreement, that:

     (a) The Purchaser has net assets of at least Cdn$5,000,000 as shown on its most recently prepared financial statements;

     (b) the Shares are not being subscribed for by the Purchaser as a result of any material information about the Company's affairs that has not been publicly disclosed;

     (c)  the  offer  and  sale  of  the  Shares  was  not   accompanied  by  an
          advertisement and the Purchaser was not induced to purchase the Shares as a result of any advertisement made by the Company;

     (d) the Purchaser has not received an offering memorandum (as such term is defined under applicable Securities Laws) or similar document in connection with the purchase of the Shares;

     (e) the Purchaser is a valid and subsisting corporation under the laws of Luxembourg, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants  and  obligations  hereunder  and has  taken  all  necessary corporate action in respect thereof and, upon the Company executing and delivering this Agreement, this Agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (f) neither the agreement resulting from such acceptance nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or results, or will result, in a breach or obligation of any law applicable to the Purchaser, any constating document of the Purchaser or any agreement to which the Purchaser is a party or by which the Purchaser is bound;

     (g)  the   Purchaser   is  a  resident  of   Luxembourg   (the   "Purchaser
          Jurisdiction") and the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the Purchaser Jurisdiction which would apply to this subscription, if there are any; and:


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

          (i) the Purchaser is purchasing the Shares pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of that Purchaser Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Shares under the applicable securities laws of the Purchaser Jurisdiction without the need to rely on such exemptions;

          (ii) the applicable securities laws, if any, of the Purchaser Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the Purchaser Jurisdiction; and

          (iii)the purchase of the Shares by the Purchaser does not trigger under the laws of the Purchaser Jurisdiction any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase;

     (h)  the Purchaser:

          (i) is not a "U.S. Person" as defined in Regulation S under the United States Securities Act of 1933, as amended;

          (ii) was not offered the Shares in the United States; and

          (iii) did not execute or deliver this Agreement in the United States;

     (i) the Purchaser has been independently advised as to the restrictions on the Purchaser's ability to resell the Shares and, in particular, that such Shares are subject to a hold period in the relevant jurisdictions and that the certificates representing the Shares shall bear legends denoting such re-sale restrictions; and

     (j) the Purchaser shall complete, sign and deliver all documentation required by Securities Laws and the policies of the TSX Venture Exchange (the "TSXV") in connection with this Agreement, executed as and when required. The Purchaser is aware that the Company is required by law to disclose to certain securities regulatory authorities the identity of each beneficial purchaser of the Shares and notwithstanding that the Purchaser may be purchasing the Shares as agent for an undisclosed principal, it shall provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company (in order to comply with the foregoing).


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

4.       Representations and Warrants of the Company

     The Company represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying on these representations and warranties in entering into this Agreement, that:

     (a) the Company is a valid and subsisting corporation duly continued and in good standing under the laws of the Yukon Territory;

     (b) the Company is a reporting issuer in British Columbia, Alberta, Manitoba, Ontario and the Yukon Territory, and the Company is not in default of any of the requirements of the applicable Securities Laws of those jurisdictions which would reasonably be expected to affect trading in the Shares;

     (c) the authorised and issued capital of the Company consists of an unlimited number of Shares of which 42,234,558 are issued and outstanding on the date hereof, all of which are fully paid and non-assessable;

     (d) the common shares of the Company are listed for trading on the TSXV as a Tier 1 issuer, the Company has received notice from the TSXV that it currently does not meet Tier 1 status and that evidence of Tier 2 issuer status may be required by March 2003, however any redesignation has been suspended pending completion of the transactions contemplated herein, and the Company is not in default of any of the listing requirements of the TSXV in any material way;

     (e) the Company is a "Qualifying Issuer" as defined in Multilateral Instrument 45-102 - Resale of Securities;

     (f) the Company has all requisite corporate power and capacity to issue the Shares and upon their issuance, the Shares will be validly issued and outstanding fully paid and non-assessable common shares of the Company registered as directed by the Purchaser, free and clear of all trade restrictions (except as may be imposed by operation of the applicable Securities Laws) and, except as may be created by the Purchaser, liens, charges or encumbrances of any kind whatsoever;

     (g) the forms of certificates representing the Shares have been duly approved by the directors of the Company and, to the extent applicable, comply with the provisions of applicable corporate statutes, the Securities Laws and the rules and policies of the TSVX;

     (h) the Company holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on and the Company has the corporate power and capacity to own the assets owned by it and to carry on the business carried on by it and it is duly qualified to carry on business in all jurisdictions in which it carries on business;

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

     (i) the Company owns 40% of the common shares in the capital stock of Almazny Berg, a Russian Joint Stock Company, and 100% of the shares in the capital stock of Archangel Overseas Holdings Limited;

     (j) the Company has no subsidiaries or affiliates located in or carrying on business in the United States of America except for the Company's wholly-owned subsidiary International Natural Resources Management Company ("USSubCo"), which is incorporated under the laws of Colorado, and situate at Suite 205-10920 West Alameda Avenue, Lakewood, Colorado 80226, USA;

     (k) the only office and premises situated in the United States of America and used by the Company or its officers or employees are those leased by USSubCo and situate at Suite 205-10920 West Alameda Avenue, Lakewood, Colorado 80226, USA (the "Colorado Office") and all persons working in the Colorado Office except for Timothy J. Haddon and Gerald
          E. Davis are employed by USSubCo;

     (l) all prospectuses, exchange offering prospectuses, offering memorandums, filing statements, information circulars, proxy statements, Annual Information Forms, material change reports, shareholder communications, press releases and other disclosure documents of the Company including, but not limited to, financial statements (the "Public Record"), contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

     (m) as of the date hereof, there have been no material changes in the affairs of the Company that have not been publicly disclosed;

     (n) the financial statements of the Company as disclosed in the Public Record accurately and completely state the financial position and condition of the Company as of the date provided therein and were prepared in accordance with Canadian generally accepted accounting principles ("GAAP") save and except for such financial statements filed with the Securities and Exchange Commission (the "SEC") in the United States, which are reconciled to U.S. GAAP;

     (o) the Company has filed all federal, provincial, state and foreign tax returns which are required to be filed by it through the date hereof, or has received valid extensions thereof and has paid all taxes shown on such returns and all assessments and reassessments received by it to the extent that the same are material and have become due;

     (p) Schedule "A" to this Agreement provides an accurate and complete summary of (i) all outstanding litigation to which the Company is a party (the "Litigation") (ii) the estimated legal fees and disbursements owing by the Company and an estimate of the expected fees to be incurred in connection with the Litigation and (iii) the estimated liability, contingent or otherwise that may be incurred by the Company in connection with the Litigation;

     (q) except as disclosed in Schedule "A" hereto there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Company, at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever in any jurisdiction and, to the best of the Company's knowledge, there is no basis therefor;

     (r) the Company has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated hereunder on the terms and conditions set forth herein and this Agreement will be duly authorised, executed and delivered by the Company (including but not limited to the review and approval of the Company's board of directors) and will be a legal, valid and binding obligation of the Company enforceable against the Company on its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law);

     (s) the unaudited financial statements of USSubCo for the period ended December 31, 2002 and attached hereto as Schedule "B" accurately and completely state the financial position and condition of USSubCo as of the date thereof and was prepared in accordance with U.S. GAAP; and

     (t) the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of the transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Company or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Company is a party or by which it is bound, or any judgement or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which it is bound.

5.   Covenants of the Company

     The Company hereby covenants to and with the Purchaser that:

     (a)  the Shares to be issued will be duly and validly created and issued;

     (b) the Company will use its reasonable commercial efforts to obtain all necessary approvals of the TSXV for the issuance of the Shares pursuant to this Agreement subject only to the filing of required documents which cannot reasonably be filed until after the Closing Date;

     (c) the Company will continue to be a Qualifying Issuer as of the Closing Date;

     (d) the Company will duly, punctually and faithfully perform all of the obligations to be performed by it under this Agreement;

     (e) as soon as is reasonably practicable, and in any event on or before the Closing Date, the Company shall take all such steps, if any, as may reasonably be necessary to enable the Shares to be offered for sale and sold on a private placement basis, as the case may be, by way of the Exemptions;

     (f) the Company will use its reasonable commercial efforts to ensure the Shares will be listed for trading on the TSXV;

     (g) during the period commencing with the date hereof and ending on the day after the Closing Date, the Company will promptly inform the Purchaser and the Purchaser's counsel in writing of:

          (i) any request of the securities regulatory bodies in the jurisdiction in which the Company is a reporting issuer (the "Securities Commissions") for any amendment to the Public Record;

          (ii) the issuance by the Securities Commissions or any other securities commission or similar regulatory authority of any other jurisdiction, the TSXV or by any other competent authority of any order to cease or suspend trading of any securities of the Company or of the institution or threat of institution of any proceedings for that purpose; or

          (iii)the receipt by the Company of any communication from the Securities Commissions or any other securities commission or similar regulatory authority of any other jurisdiction, the TSXV or any other competent authority relating to the Public Record or the distribution of the Shares;

     (h) the Company will promptly comply, to the reasonable satisfaction of the Purchaser and the Purchaser's counsel, with the Securities Laws with respect to any change or occurrence of the nature referred to in paragraph 5(g) above;

     (i) the Company will use its reasonable commercial efforts to maintain its status as a reporting issuer in British Columbia, Alberta, Manitoba, Ontario and the Yukon Territory not in default of any requirement under the Securities Laws which would reasonably be expected to affect trading in the Company's securities;

     (j) the Company will use its reasonable commercial efforts to maintain its listed status on the TSXV;

     (k) the Company will issue, as required by the Securities Laws, press releases regarding the issuance of the Shares;

     (l) the Company agrees to make available to the Purchaser, the Purchaser's counsel and the Purchaser's other professional advisors all books and records of the Company necessary, in the Purchaser's opinion, for the Purchaser to complete a due diligence review of the Company and its business and affairs, financial or otherwise, in accordance with industry practice in the context of a private placement of securities, and, in furtherance thereof, the Purchaser, the Purchaser's counsel and the Purchaser's other professional advisors shall have the right, acting reasonably and upon written request, to meet with the senior management and the auditors of the Company;

     (m) the Company shall continue to operate its business and affairs in the normal course and shall not, without the Purchaser's consent, as of the date hereof and until the Closing Date, reserve, allot, create or issue any Shares or other securities convertible into Shares, or rights to purchase the foregoing, except in connection with the Offering, or for Shares issued and options issued under the Company's Stock Option Plans;

     (n) the Company shall take all necessary steps to sell all of the shares in the capital stock of USSubCo to Timothy J. Haddon and Gerald E. Davis for the consideration of US$10 (the "USSubCo Sale"); and

     (o) at the time of the USSubCo Sale, the Company shall obtain a release by USSubCo of all claims it may have at present or in the future against the Company in a form satisfactory to the Purchaser acting reasonably for consideration paid by the Company of US$60,000.

6.       Conditions to Closing in Favour of the Purchaser

     The obligations of the Purchaser to complete and close the share purchase contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date:

     (a) the Company shall provide to the Purchaser a legal opinion of the Company's counsel addressed to the Purchaser and the Purchaser's counsel in form and substance satisfactory to the Purchaser and the Purchaser's counsel, with respect to such matters as the Purchaser and the Purchaser's counsel may reasonably request relating to this transaction including, without limitation, that:

          (i) the Company has been duly continued and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and capacity to carry on its business as now conducted and as presently proposed to be conducted by it and to own its assets;

          (ii) the Company is duly registered or licensed to carry on business in the jurisdictions in Canada in which it owns assets or carries on business;

          (iii)the Company has full corporate power and capacity to enter into this Agreement and to issue the Shares, and to perform its obligations set out herein;


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

          (iv) all necessary corporate action has been taken by the Company to authorise the execution and delivery of this Agreement and all other documents created in connection with the Offering (as applicable) and to authorise the issuance and delivery of the Shares;

          (v) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law);

          (vi) the execution and delivery of this Agreement by the Company do not and will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under, any applicable laws or of any term or provision of the constating documents of the Company or resolutions of the directors or of the shareholders of the Company;

          (vii)the board of directors of the Company (including no less than 2/3 of the independent directors) has duly and properly approved a resolution determining that:

               (A)  the Company is insolvent or in serious financial difficulty;

               (B) the Offering is designed to improve the financial position of the Company; and

               (C)  the   terms  of  the   Offering   are   reasonable   in  the
                    circumstances of the Company;

          (viii) the Shares to be issued under this Agreement have been duly and
               validly  authorised,   issued,  executed  and  delivered  by  the
               Company;

          (ix) the form and terms of the definitive certificates representing the Shares have been approved by the directors of the Company;

          (x) the offering, sale, issue and delivery of the Shares by the Company to the Purchaser under this Agreement is exempt from the prospectus and registration requirements under the applicable Securities Laws of Ontario, British Columbia or Yukon Territory and, except for those that have already been obtained, no filing, proceeding, approval, consent or authorisation is required to be made, taken or obtained by the Company to permit the offering, sale, issue and delivery of the Shares under this Agreement in those jurisdictions other than the execution and filing by or on behalf of the Company with the applicable Securities Commissions within prescribed time periods of (i) a report of exempt distribution as may be prescribed by such Securities Laws, together with the appropriate fees; and (ii) a report on Form 45-102F2 prepared and executed in accordance with Multilateral Instrument 45-102; and

          (xi) as to the issued capital of the Company, the distribution of the Shares (pursuant to applicable prospectus exemptions), and as to all other legal matters, including compliance with the Securities Laws, in any way connected with the creation, issuance, sale and delivery of the Shares and the transactions contemplated hereby, as the Purchaser's counsel may reasonably request.

          It is understood that the Company's counsel may rely on certificates of officers of the Company, the auditors of the Company, opinions of other counsel to the Company, and public officials but only as to relevant matters of fact and opinion on Securities Laws of jurisdictions other than the Yukon Territory, including as to the agreements and instruments to which the Company is party or by which it is bound. It is further understood that the Company's counsel may rely on a certificate of the Company's transfer agent as to the issued share capital of the Company;

     (b) the Company shall represent and warrant to the Purchaser that:

          (i) the Company shall have complied with and satisfied all terms and conditions of this agreement on its part to be complied with or satisfied at or prior to the Closing Date;

          (ii) the representations and warranties of the Company set forth in this agreement including those relating to the Litigation referred to in Schedule "A" shall be true and correct at the Closing Date, as if made at such time; and

          (iii)the Company shall have filed all documents that it is required to file under the continuous disclosure provisions of the Securities Laws, including annual and interim financial information and annual reports, press releases disclosing material changes and material change reports;

          and the Company shall provide to the Purchaser a certificate dated the Closing Date, addressed to the Purchaser and signed on the Company's behalf by the Chief Executive Officer, the Chief Financial Officer or by such other officers or directors as the Purchaser may accept, certifying its compliance with this condition;

     (c) the Company shall provide evidence satisfactory to the Purchaser acting reasonably that the Company is a "reporting issuer" in British Columbia, Alberta, Manitoba, Ontario and the Yukon Territory and is not in default of any requirement under the Securities Laws of those jurisdictions with respect to its obligations as a reporting issuer;

     (d) the Company shall provide to the Purchaser evidence satisfactory to the Purchaser acting reasonably, that the Company has obtained all necessary approvals for the Offering from applicable Securities Commissions or the TSXV, subject only to the filing of required documents which cannot reasonably be filed prior to the Closing Date and that the Shares have been accepted and listed for trading on the TSXV;

     (e) the Company shall provide definitive certificates representing, in the aggregate, all of the Shares subscribed for under this Agreement registered in such name or names as the Purchaser shall direct the Company in writing prior to the Closing Date;

     (f)  the delivery to the  Purchaser by each of Timothy J. Haddon and Gerald
          E. Davis of his resignation as a director and officer of the Company and by Richard Wake-Walker of his resignation as a director of the Company;

     (g)  the delivery to the  Purchaser by each of Timothy J. Haddon and Gerald
          E. Davis of the termination of his employment agreement with the Company and a release of all claims against the Company under such employment agreements or otherwise in form satisfactory to the Purchaser acting reasonably;

     (h)  the USSubCo Sale shall have been completed;

     (i) the Company shall provide evidence reasonably satisfactory to the Purchaser that it has terminated its use of the Colorado Office;

     (j) the Company shall obtain written assurance from Timothy J. Haddon and Gerald E. Davis in form satisfactory to the Purchaser acting reasonably that USSubCo will cease the use of the name "Archangel Diamond Corporation" in all ways or manners including but not limited to, letterhead, business cards or signage and remove all reference to Company anywhere in the Colorado Office forthwith at the time of the USSubCo Sale; and

     (k) the Company shall provide a true and complete copy certified by an officer of the Company of an Order dated November 22, 2002 dismissing a motion filed by the Company in Colorado State Court for the City and County of Denver seeking the courts reconsideration of its October 15, 2002 Order dismissing the Company's action against LUKoil and Ackhangelskgeoldobycha, as described in Schedule "A" hereto;

     (l) the Company shall have terminated the engagement letter with Marks & Sokolov LLC ("M&S") dated February 22, 2002 and entered into a new agreement with M&S regarding the payment of legal costs for services rendered by M&S to the Company, all in form and terms satisfactory to the Purchaser;

     (m) the purchase from Task Holdings Inc. ("Task") of 17,305,226 common shares in the capital of the Company by the Purchaser which is to close concurrently with the transactions contemplated in this Agreement shall have been completed and closed; and


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

     (n) the Company shall have received at least conditional acceptance of documentation with respect to the transactions contemplated by this Agreement from the TSXV and the listing for trading of the Shares on the TSXV.

     These conditions are for the sole benefit of the Purchaser and the Purchaser may, in its discretion, waive in whole or in part any conditions hereof or extend the time for compliance therewith, without prejudice to any of its rights in respect of any other condition hereof.

7.   Acknowledgements and Covenants of the Purchaser

     The Purchaser hereby acknowledges and covenants to and with the Company that:

     (a) as the sale of the Shares to the Purchaser is being completed pursuant to exemptions from the requirements to provide the Purchaser with a prospectus and to sell the securities subscribed for herein through a person registered to sell securities under applicable securities legislation:

          (i) there is no government or other insurance covering the Shares subscribed;

          (ii) certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, shall not be available to the Purchaser and the Purchaser may not receive information that the Purchaser would be entitled to under applicable securities legislation if no prospectus exemption was available;

          (iii)the Company is relieved of certain obligations which would otherwise apply under applicable securities legislation; and

          (iv) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares subscribed for herein;

     (b) the distribution and trade of the Shares is being completed pursuant to exemptions from the prospectus and registrations requirements. Accordingly the Shares are characterized as "restricted securities" under Securities Laws and under such laws such Shares may be resold without a person registered to sell securities or a prospectus only in certain limited circumstances. It is the responsibility of the Purchaser to find out what the restrictions on the re-sale are and to comply with them before selling any Shares and the Purchaser acknowledges that the certificates representing the Shares offered hereunder shall bear legends denoting such re-sale restrictions. The Shares have not been and shall not be registered under the United
          States Securities Act of 1933, as amended or under the state securities "blue sky" laws of any state in the United States;

     (c) the subscription by the Purchaser is subject to the acceptance of the TSXV and the Purchaser agrees to provide the Company with such documents and information as may be required by TSXV policy or reasonably requested by the TSXV and agrees that the failure to do so, whether such failure results in delays or in the refusal of the TSXV to accept this subscription, shall not constitute a default of the Company under this Agreement; and

     (d) upon receipt of the Shares from the Company under this Agreement, the Shares will be kept in a location outside of Canada and the United States.

8.   Conditions of Closing in Favour of the Company

     The obligations of the Company to complete and close the share purchase contemplated by this agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date:

     (a) the Purchaser shall have delivered to the Company payment of the Purchase Price in accordance with this Agreement;

     (b) the Company shall have received at least conditional acceptance of documentation with respect to the transactions contemplated by this Agreement from the TSXV and the listing for trading of the Shares on the TSXV; and

     (c) all representations and warranties of the Purchaser contained in this Agreement shall be true and correct as at the time of closing on the Closing Date.

     These conditions are for the sole benefit of the Company and the Company may, at its discretion waive in whole or in part any condition hereof, or extend the time for compliance therewith, without prejudice to any of its rights in respect of any other condition hereof.

9.   Survival

     Each of the parties agree that all representations and warranties made by such party herein or contained in any certificate or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the Closing Date for a period of three (3) years except for the representations and warranties of the Company made under 4(m) above, which shall survive for a period of six (6) years after the Closing Date, and except for any representations or warranties in respect of which a claim has been made against such party within such three (3) year or six (6) year period, as the case may be.

10.  Indemnity

     Each party shall indemnify and save the other and its directors, officers, employees and agents harmless against and from all liabilities, claims, demands, losses (other than a loss of profits in connection with the distribution of Shares), costs, damages and expenses to which such first party or any of its directors, officers, employees or agents may be subject, may suffer or incur, whether under the provision of any statute or otherwise, in any way caused by or arising directly or indirectly from or in consequence of any misrepresentation or breach of warrant, covenant or term of condition of the other party in this Agreement.

11.  Payment of Purchase Price

     On  satisfaction  or waiver of the Conditions  provided for in Section 6 or
Section 7 of this Agreement, the Purchaser shall deliver the Purchase Price to the Company on the Closing Date against the delivery of the certificate(s) representing the Shares. The Purchase Price shall be payable in cash, certified cheque or bank draft.

12.  Notices

     Any notice or other communication required or permitted hereunder shall, in the case of notice to the Purchaser, be addressed to:

                  Cencan S.A.
                  9 Rue Sainte Zilte
                  L-2763 Luxembourg
                  Fax No: (+352) 264-871-301
                  Attention: Mr. A.R. Attwood

                  and to:

                  Fasken Martineau DuMoulin LLP
                  66 Wellington Street West
                  Suite 4200, Toronto Dominion Bank Tower
                  Box 20, Toronto Dominion Centre
                  Fax No: 416 364-7813
                  Attention: Robert L. Shirriff or Christopher A. Bent

               and in the case of notice to the Company shall be addressed to:

                  Archangel Diamond Corporation
                  c/o 204 Lambert Street
                  Whitehorse, Yukon Territory
                  Y1A 3T2
                  Fax:  (867) 667-7600
                  Attention:  President and CEO

                  and to:

                  Getz Prince Wells
                  Suite 1810, 1111 West Georgia Street
                  Vancouver, British Columbia
                  V6E 4M3
                  Fax No: (604) 685-9798
                  Attention: D. Jeff Larkins

Any such notice or other communication shall be given in writing and may be given by telefax or delivery, and shall be deemed to have been given on the next business day after being telefaxed or upon receipt by a responsible officer of the addressee if delivered.

13.  Entire Agreement

     This Agreement relating to its subject matter supersedes all prior agreements with respect thereto and may not be changed orally, but only by an agreement in writing signed by the Purchaser and the Company.

14.  News Releases

     Neither party hereto shall, without the prior consent of the other, make any disclosure regarding the existence, purpose, scope, content, terms or conditions of this Agreement or other agreements relating thereto save to the extent such disclosure comprises information substantially already publicly available or unless it is necessary for that party to make such disclosure in order to comply with Securities Laws or applicable TSXV policy or the requirements of a competent government or statutory agency; provided that, where practicable, a copy of any proposed announcement or statement shall be furnished to the other parties hereto in advance of the proposed date of publication. Nothing herein shall prevent disclosure of the terms of this Agreement to a corporate party's directors, officers, employees or agents or its financial, legal, accounting or other advisors.

15.  General

15.1 For the purposes of this Agreement, time is of the essence.

15.2 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things, either before or after the execution of this Agreement, as may be reasonably required to carry out the full intent and meaning of this Agreement.

15.3 Except as otherwise expressly provided herein, the parties hereto each agree to pay the fees and out-of-pocket expenses of its own solicitors and other professional advisors and consultants in connection with the transactions contemplated in this Agreement.

15.4 Except as otherwise expressly provided herein, all dollar amounts stated herein are in lawful money of Canada.

15.5 Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

15.6 This Agreement shall be subject to, governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

15.7 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns, provided that the party hereto may assign any rights hereunder without the prior written consent of the other parties hereto.

15.8 This Agreement may be executed by the parties in as many counterparts as may be deemed necessary, each of which when so executed shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument and receipt of a facsimile version of an executed signature page of this Agreement by a party shall constitute satisfactory evidence of execution of this Agreement by such party.

     IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first above written.

                                CENCAN S.A.


                                By:
                                         -------------------------------------
                                Name:
                                Title:


                                ARCHANGEL DIAMOND CORPORATION


                                By:
                                         -------------------------------------
                                Name:    Timothy J. Haddon
                                Title:   President and Chief Executive Officer




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